Exhibit 99.1

Press Release Release date: August 9, 2018

Uniti Group Inc. Reports Second Quarter 2018 Results

Announces Fiber Acquisition & Sale-Leaseback with CableSouth Media, LLC

Executes 20 Year Dark Fiber Lease with National MSO

Receives Favorable IRS Private Letter Ruling

•	Revenues of $247.3 Million for the Second Quarter
•	Net Loss of $0.03 Per Diluted Common Share for the Second Quarter
•	AFFO Per Diluted Common Share of $0.62 for the Second Quarter
•	Updates 2018 Financial Outlook

LITTLE ROCK, Ark., August 9, 2018 (GLOBE NEWSWIRE) – Uniti Group Inc. ("Uniti" or the “Company”) (Nasdaq: UNIT) today announced its results for the second quarter 2018.

“We are excited to announce two transactions today that demonstrate the continued momentum we are experiencing across all of our verticals.  The fiber acquisition and leaseback transaction with CableSouth Media represents our first purchase from a cable provider and another acquisition of an attractive fiber portfolio with lease-up potential.  The lease with a national MSO on previously acquired fiber reinforces the value of Uniti Leasing’s growing portfolio,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued "We are also very pleased that the Internal Revenue Service issued a favorable private letter ruling ("PLR") in connection with our request for guidance to clarify the treatment of income we receive from certain communication infrastructure assets.  In the PLR, the IRS addressed and favorably ruled that the revenues generated from certain communication infrastructure assets that presently are part of Uniti's taxable REIT subsidiaries would be considered rents from real property.”

QUARTERLY RESULTS

Consolidated revenues for the second quarter of 2018 were $247.3 million.  Net loss and Adjusted EBITDA was $3.6 million and $197.0 million, respectively, for the same period.  Net loss attributable to common shares was $5.6 million for the period, and included $3.8 million of transaction and integration related costs, and a $3.4 million non-cash loss related to mark-to-market adjustments on our contingent consideration obligations.  Adjusted Funds From Operations (“AFFO”) attributable to common shares was $109.4 million, or $0.62 per diluted common share.

Uniti Fiber contributed $67.4 million of revenues and $29.4 million of Adjusted EBITDA for the second quarter of 2018, reporting Adjusted EBITDA margins of 44%.  Uniti Fiber’s net success-based capital expenditures during the quarter were $36.2 million, and maintenance capital expenditures were $0.7 million. At June 30, 2018, Uniti Fiber had over $1.3 billion of revenues under contract, a 7% increase over pro-forma year-ago levels.

Uniti Towers contributed $2.5 million of revenues and reported an Adjusted EBITDA loss of $1.2 million for the quarter and included a $0.6 million non-cash charge related to non-recurring adjustments to the accounting for straight-line revenues.  In addition, we wrote off an additional $0.6 million of development costs associated with sites canceled by our customers.  Excluding these charges, revenues and adjusted EBITDA for the quarter would have been $3.1 million and break-even, respectively.  Uniti Tower’s total capital expenditures for the second quarter were $14.5 million, which included the closing on the acquisition of one NMS development tower, and the completion of construction of 52 towers in the U.S., and 4 towers in Mexico.  At quarter end, Uniti Towers had 767 towers in service and approximately 230 towers in varying stages of development.

Uniti Leasing had revenues of $173.9 million and Adjusted EBITDA of $173.4 million for the second quarter.  The Consumer CLEC business had revenues of $3.6 million for the second quarter, achieving Adjusted EBITDA margins 26%.

INVESTMENT TRANSACTIONS

The Company has entered into an agreement to acquire fiber assets from CableSouth for all cash consideration of $31 million. In the transaction, Uniti will acquire 607 route miles or approximately 43,000 fiber strand miles located across Arkansas, Louisiana and Mississippi.  Upon the closing of the fiber acquisition, the Company will enter into an agreement with CableSouth to leaseback 34,000 fiber strand miles on a triple-net basis.  Uniti will have exclusive use of 9,000 fiber strand miles, which are adjacent to Uniti Fiber’s southern network footprint. The transaction is subject to certain closing conditions and is expected to close in the third quarter of 2018.  The initial lease term will be 20 years with four 5-year renewal options at CableSouth’s discretion.   Annual cash rent will initially be $2.9 million with a fixed annual escalator of 2.0%.

The Company has also executed a dark fiber lease with a national MSO on existing Uniti Leasing fiber.  The lease is for 20 years covering approximately 9,900 route miles or 41,000 fiber strand miles.  Annual revenue related to this agreement is expected to be approximately $5 million.  The transaction is subject to certain closing conditions and is expected to close in the fourth quarter of 2018.

LIQUIDITY AND FINANCING TRANSACTIONS

At quarter-end, the Company had approximately $76.5 million of unrestricted cash and cash equivalents, and $275 million of undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 6.1x based on Net Debt to Annualized Adjusted EBITDA.

As previously reported, on August 8, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per common share, payable on October 15, 2018 to stockholders of record on September 28, 2018.

UPDATED FULL YEAR 2018 OUTLOOK

The Company is updating its current 2018 outlook for the aforementioned CableSouth transaction and the dark fiber lease based on the expected close dates noted above.  In addition, the outlook has been adjusted for the impact of changes in the estimated close date of the second tranche of the previously announced TPx transaction, assumptions regarding the timing of lease-up on certain fiber assets, delays in the deployment of fiber solutions (primarily dark fiber and small cells due to permitting and customer readiness) at Uniti Fiber, and other factors.  Our current outlook excludes any future acquisitions, capital market transactions, and transaction costs.  Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to acquisitions and other factors.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2018 is as follows (in millions):

	Full Year 2018
Revenue	$1,007	to	$1,013
Adjusted EBITDA (1)	799	to	805
Interest expense (2)	319	to	319

Attributable to common shareholders:
Net income	7	to	12
FFO (1)	369	to	375
AFFO (1)	440	to	447

Weighted-average common shares outstanding – diluted	176	to	176
________________________
(1) See “Non-GAAP Financial Measures” below.
(2) Includes amortization of deferred financing costs and debt discounts.

The following table provides a reconciliation of the Company’s midpoint outlook for AFFO from its previous guidance to its current guidance.

Full Year 2018 Midpoint Outlook
Prior 2018 Outlook – AFFO	$2.57
CableSouth transaction (1)	0.01
Deployment delays, primarily dark fiber and small cells (2)	(0.04)
Delay of TPx California close, delay of lease-up, and other	(0.02)
Current 2018 Outlook – AFFO	$2.52
________________________
(1) Based on estimated closing date noted herein (2) Primarily permitting and customer readiness delays

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 5275308.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the webcast will be available following the call on the Company’s website, beginning today at approximately 8:00 PM Eastern Time and will remain available for 14 days.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of June 30, 2018, Uniti owns 5.4 million fiber strand miles, approximately 770 wireless towers, and other communications real estate throughout the United States and Latin America. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, those regarding our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, closing of the CableSouth transaction, closing of the second tranche of the TPx transaction, additional lease-up of our fiber assets and our 2018 financial results.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the agreements relating to our pending transactions may be modified or terminated prior to closing; the risks related to satisfying the conditions to our pending transactions; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	June 30, 2018	December 31, 2017
Assets:
Property, plant and equipment, net	$3,095,805	$3,053,889
Cash and cash equivalents	76,500	59,765
Accounts receivable, net	66,637	43,652
Goodwill	681,175	673,729
Intangible assets, net	416,430	429,357
Straight-line revenue receivable	54,626	47,041
Derivative asset	56,666	6,793
Other assets	23,819	15,856
Total Assets	$4,471,658	$4,330,082

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities	$83,815	$77,634
Accrued interest payable	28,424	28,684
Deferred revenue	653,787	537,553
Dividends payable	110,312	109,557
Deferred income taxes	55,819	55,478
Capital lease obligations	57,378	56,329
Contingent consideration	92,612	105,762
Notes and other debt, net	4,679,304	4,482,697
Total Liabilities	5,761,451	5,453,694

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	85,019	83,530

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 175,029 shares at June 30, 2018 and 174,852 shares at December 31, 2017	17	17
Additional paid-in capital	645,627	644,328
Accumulated other comprehensive loss	56,237	7,821
Distributions in excess of accumulated earnings	(2,174,216)	(1,960,715)
Total Uniti shareholders’ deficit	(1,472,335)	(1,308,549)
Noncontrolling interests – operating partnership units	97,523	101,407
Total shareholders’ deficit	(1,374,812)	(1,207,142)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$4,471,658	$4,330,082

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Leasing	$173,885	$170,914	$346,659	$341,220
Fiber Infrastructure	67,389	34,983	134,356	69,795
Towers	2,472	2,455	5,842	3,883
Consumer CLEC	3,583	4,661	7,387	9,588
Total revenues	247,329	213,013	494,244	424,486

Costs and expenses:
Interest expense	79,385	75,086	156,992	148,451
Depreciation and amortization	114,842	102,599	229,563	203,960
General and administrative expense	20,681	13,503	43,201	27,481
Operating expense (exclusive of depreciation and amortization)	31,522	21,961	61,426	44,086
Transaction related costs	3,789	14,017	9,702	23,701
Other expense (income)	3,349	2,232	(536)	13,571
Total costs and expenses	253,568	229,398	500,348	461,250

Loss before income taxes	(6,239)	(16,385)	(6,104)	(36,764)
Income tax (benefit) expense	(2,646)	75	(3,742)	(304)
Net loss	(3,593)	(16,460)	(2,362)	(36,460)
Net loss attributable to noncontrolling interests	(90)	-	(69)	-
Net loss attributable to shareholders	(3,503)	(16,460)	(2,293)	(36,460)
Participating securities’ share in earnings	(658)	(381)	(1,337)	(768)
Dividends declared on convertible preferred stock	(656)	(656)	(1,312)	(1,312)
Amortization of discount on convertible preferred stock	(745)	(745)	(1,490)	(1,490)
Net loss attributable to common shareholders	$(5,562)	$(18,242)	$(6,432)	$(40,030)

Net loss attributable to common shareholders – Basic	$(5,562)	$(18,242)	$(6,432)	$(40,030)
Mark-to-market gains on share settled contingent consideration arrangements	-	-	-	-
Net loss attributable to common shareholders - Diluted	$(5,562)	$(18,242)	$(6,432)	$(40,030)
Weighted average number of common shares outstanding:
Basic	175,011	169,655	174,951	162,460
Diluted	175,011	169,655	174,951	162,460

Earnings (loss) per common share:
Basic	$(0.03)	$(0.11)	$(0.04)	$(0.25)
Diluted	$(0.03)	$(0.11)	$(0.04)	$(0.25)

Dividends declared per common share	$0.60	$0.60	$1.20	$1.20

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2018	2017
Cash flow from operating activities:
Net loss	$(2,362)	$(36,460)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	229,563	203,960
Amortization of deferred financing costs and debt discount	12,147	10,981
Deferred income taxes	(4,257)	(1,607)
Straight-line revenues	(7,400)	(7,248)
Stock based compensation	4,095	3,653
Change in fair value of contingent consideration	(488)	13,024
Other	1,597	590
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(22,971)	4,468
Other assets	(5,510)	(2,671)
Accounts payable, accrued expenses and other liabilities	26,559	7,712
Net cash provided by operating activities	230,973	196,402

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	-	248
Acquisition of ground lease investments	-	(9,355)
NMS asset acquisitions	(1,154)	(67,924)
Other capital expenditures	(163,467)	(46,234)
Net cash used in investing activities	(164,621)	(123,265)

Cash flows from financing activities:
Principal payment on debt	(10,540)	(10,540)
Dividends paid	(212,043)	(188,347)
Payments of contingent consideration	(12,662)	(18,791)
Proceeds from issuance of Notes	-	201,000
Borrowings under revolving credit facility	245,000	360,000
Payments under revolving credit facility	(50,000)	(125,000)
Capital lease payments	(2,738)	(1,345)
Deferred financing costs	-	(25,411)
Common stock issuance, net of costs	-	498,977
Distributions paid to noncontrolling interest	(4,958)	-
Net share settlement	(1,575)	(1,694)
Net cash (used in) provided by financing activities	(49,516)	688,849

Effect of exchange rate changes on cash and cash equivalents	(101)	356
Net increase in cash and cash equivalents	16,735	762,342
Cash and cash equivalents at beginning of period	59,765	171,754
Cash and cash equivalents at end of period	$76,500	$934,096

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$15,191	$2,892
Tenant capital improvements	92,190	113,785

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss attributable to common shareholders	$(5,562)	$(18,242)	$(6,432)	$(40,030)
Real estate depreciation and amortization	95,399	92,181	190,976	183,195
Participating securities’ share in earnings	658	381	1,337	768
Participating securities’ share in FFO	(658)	(381)	(1,337)	(768)
Adjustments for noncontrolling interests	(2,200)	-	(4,405)	-
FFO attributable to common shareholders	87,637	73,939	180,139	143,165
Transaction related costs	3,789	14,017	9,702	23,701
Change in fair value of contingent consideration	3,376	2,114	(488)	13,024
Amortization of deferred financing costs and debt discount	6,113	5,716	12,147	10,981
Stock based compensation	1,885	2,021	4,095	3,653
Non-real estate depreciation and amortization	19,443	10,418	38,587	20,765
Straight-line revenues	(2,808)	(3,619)	(7,400)	(7,248)
Maintenance capital expenditures	(665)	(1,442)	(2,150)	(1,978)
Amortization of discount on convertible preferred stock	745	745	1,490	1,490
Other non-cash (revenue) expense, net	(9,678)	(2,467)	(17,260)	(5,795)
Adjustments for noncontrolling interests	(482)	-	(835)	-
Adjusted FFO attributable to common shareholders	$109,355	$101,442	$218,027	$201,758

Per diluted common share:
EPS	$(0.03)	$(0.11)	$(0.04)	$(0.25)
FFO	$0.50	$0.44	$1.02	$0.88
AFFO	$0.62	$0.60	$1.24	$1.24

Weighted average common shares used to calculate basic (loss) earnings per common share	175,011	169,655	174,951	162,460
Effect of dilutive non-participating securities	909	121	924	153
Weighted average common shares used to calculate diluted FFO and AFFO per common share	175,920	169,776	175,875	162,613

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(3,593)	$(16,460)	$(2,362)	$(36,460)
Depreciation and amortization	114,842	102,599	229,563	203,960
Interest expense	79,385	75,086	156,992	148,451
Income tax (benefit) expense	(2,646)	75	(3,742)	(304)
EBITDA	187,988	161,300	380,451	315,647
Stock based compensation	1,885	2,021	4,095	3,653
Transaction related costs	3,789	14,017	9,702	23,701
Other expense (income)	3,349	2,232	(536)	13,571
Adjusted EBITDA	$197,011	$179,570	$393,712	$356,572

Adjusted EBITDA:
Leasing	$173,356	$170,528	$345,725	$340,588
Fiber Infrastructure	29,405	12,618	58,600	24,185
Towers	(1,167)	(242)	(1,630)	(977)
Consumer CLEC	928	1,323	1,841	2,489
Corporate	(5,511)	(4,657)	(10,824)	(9,713)
	$197,011	$179,570	$393,712	$356,572

Annualized Adjusted EBITDA (1)	$788,044

As of June 30, 2018:
Total Debt (2)	$4,868,725
Cash and cash equivalents	(76,500)
Net Debt	$4,792,225

Total Debt/Annualized Adjusted EBITDA	6.2x

Net Debt/Annualized Adjusted EBITDA	6.1x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $57.4 million of capital leases, but excludes $132.0 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2018
Net income attributable to common shareholders	$7 to $12
Noncontrolling interest share in earnings	-
Participating securities’ share in earnings	3
Dividends declared on convertible preferred stock	3
Amortization of discount on convertible preferred stock	3
Net income (2)	$16 to $22
Interest expense	319
Depreciation and amortization	453
Income tax benefit	(6)
EBITDA (2)	$782 to $788
Stock based compensation	8
Transaction related costs and other	9
Adjusted EBITDA (2)	$799 to $805

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2018
Net income attributable to common shareholders	$0.04 to $0.07
Real estate depreciation and amortization	2.11
Participating securities share in earnings	0.01
Participating securities share in FFO	(0.01)
Adjustments for noncontrolling interests	(0.05)
FFO attributable to common shareholders (2)	$2.10 to $2.13
Transaction related costs	0.06
Change in fair value of contingent consideration	(0.00)
Amortization of deferred financing costs and debt discount	0.14
Stock based compensation	0.05
Non-real estate depreciation and amortization	0.47
Straight-line revenues	(0.09)
Maintenance capital expenditures	(0.03)
Amortization of discount on convertible preferred stock	0.02
Other non-cash revenue, net	(0.19)
Adjustments for noncontrolling interests	(0.01)
AFFO attributable to common shareholders (2)	$2.50 to $2.54

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2018
Interest expense on debt obligations	$295
Amortization of deferred financing cost and debt discounts	25
Interest expense (2)	$319

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, collectively “Transaction Related Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction and integration costs; (ii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; (iii) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Director, Finance and Investor Relations

bill.ditullio@uniti.com